Exhibit 10.1

AMENDED AND RESTATED
CLARCOR INC.
DEFERRED COMPENSATION PLAN

(Effective January 1, 2008)

i

TABLE OF CONTENTS
(continued)

ii

AMENDED AND RESTATED
CLARCOR INC.
DEFERRED COMPENSATION PLAN

(Effective January 1, 2008)

ARTICLE 1

ESTABLISHMENT AND PURPOSE

1.1 Establishment and Purpose. CLARCOR Inc. (the “Company”) adopted the CLARCOR Inc. Deferred Compensation Plan (the “Plan”), effective as of November 1, 1998. The Company hereby fully amends and restates the Plan, effective January 1, 2008 (the “Effective Date”), principally for the purpose of compliance with Section 409A of the Internal Revenue Code of 1986, as amended from time to time (“Code”). The purpose of the Plan is to provide each Participant in the Plan with an opportunity to defer receipt of salary and annual and other periodic bonuses. The Company and all designated Subsidiaries having Participants in the Plan shall be referred to hereinafter as the “Employer.” The Plan is intended to be an unfunded plan for the benefit of a select group of management or highly compensated employees of the Employer within the meaning of Sections 201, 301, and 401 of ERISA, and to therefore be exempt from the requirements of Parts 2, 3, and 4 of Title I of ERISA.

1.2 Applicability. The provisions of this amendment and restatement of the Plan shall apply only to a person having an Account Balance on the Effective Date or who becomes eligible to participate on or after the Effective Date.

ARTICLE 2

DEFINITIONS

2.1 Account Balance. “Account Balance” means a Participant’s deferred compensation account balance under the Plan, together with the hypothetical investment return thereon, as determined from time to time pursuant to Section 4.5.

2.2 Beneficiary. “Beneficiary” shall have the meaning set forth in Section 5.2(b).

2.3 Board and Director(s). “Board” means the Board of Directors of the Company. “Director” or “Directors” means one or more members of the Board.

2.4 Change-in-Control. “Change-in-Control” shall mean the occurrence of any of the following events:

(i) The acquisition (other than from the Company) by any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”), during any 12-month period, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of Directors; provided, however, no Change-in-Control shall be deemed to have occurred for any acquisition by any corporation with respect to which, following such acquisition, more than 60% of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the then outstanding shares of common stock or the combined voting power of the corporation’s then outstanding voting securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock and then outstanding voting securities, as the case may be; or

(ii) Individuals who constitute the Board during any 12-month period (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming, during such 12-month period, a Director whose election, or nomination for election by the Company’s shareholders, was endorsed by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

(iii) The consummation of a reorganization, merger, or consolidation of the Company, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own at least 60% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then outstanding voting securities; or

(iv) In any transaction, or series of transactions during a 12-month period, any person purchases or otherwise acquires assets of the Company having a gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the Company’s assets immediately prior to such transaction (or immediately prior to the first in such series of transactions). For the purpose of this paragraph (iv), any transaction with a related person (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vii)(B)) shall be disregarded.

Provided, the foregoing determination of a Change-in-Control shall be made with due regard for the rules governing attribution of stock ownership under Section 318(a) of the Code and the owner of all outstanding vested options shall be regarded as an owner of shares of voting securities of the Company underlying such option.

2.5 Code. “Code” has the meaning set forth in Section 1.1.

2.6 Committee. The “Committee” means the Compensation Committee of the Board.

2.7 Company. “Company” has the meaning set forth in Section 1.1.

2.8 Compensation. “Compensation” means, for purposes of the Plan, base salary (including any deferred salary approved by the Committee as compensation for purposes of the Plan) and annual and other periodic bonuses.
2.9 Deferral Period. “Deferral Period” has the meaning set forth in Section 4.3(b).

2.10 Disability. “Disability” means that a Participant (a) is unable to engage in substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (b) by reason of the Participant’s medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, the Participant has been receiving income replacement benefits for at least 3 months under the Company’s or other Employer’s long-term disability plan.

2.11 Employee. “Employee” means an employee of an Employer who is a member of a select group of management or highly compensated employees who is eligible to participate pursuant to Section 3.1.

2.12 Employer. “Employer” has the meaning set forth in Section 1.1.

2.13 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.14 Fiscal Year. “Fiscal Year” means a 12-month period ending on November 30, or such other fiscal year as hereafter may be adopted by the Company.

2.15 Participant. “Participant” means an Employee who meets the requirements for eligibility under Section 3.1.

2.16 Performance-Based Compensation. “Performance-Based Compensation” means a Participant’s Compensation which is contingent on the satisfaction of pre-established organizational or individual performance criteria applicable to the Participant relating to a performance period of at least 12 months, which criteria are established in writing not later than 90 days after commencement of the performance period, such performance criteria are objective, or if subjective they satisfy the requirements of Treasury Regulation Section 1.409A-1(e)(2), which performance criteria are substantially uncertain at the time such criteria are established, and which Compensation otherwise satisfies the requirements set forth in Treasury Regulation Section 1.409A-1(e).

2.17 Plan. “Plan” means this CLARCOR Inc. Deferred Compensation Plan, as documented herein and as may be amended from time to time hereafter.

2.18 Plan Year. “Plan Year” means a 12-month period from January 1 through December 31.

2.19 Separation from Service. A Participant’s “Separation from Service” means a termination of the Participant’s employment in which the Participant and the Employer reasonably anticipate that no further services would be performed by the Participant for the Employer, or any other member of the Company’s controlled group (within the meaning of Treasury Regulation Section 1.409A-1(g), the “controlled group”), or that the Participant would not thereafter perform services that exceed 20% of the average services performed over the preceding thirty-six (36)-month period and otherwise within the scope of Treasury Regulation Section 1.409A-1(h).

2.20 Spouse. “Spouse” means the person married to the Participant on the date benefits become payable under the Plan.

2.21 Subsidiary. “Subsidiary” means any subsidiary of the Company that is consolidated with the Company for federal income tax purposes.

2.22 Unforeseeable Emergency. “Unforeseeable Emergency” has the meaning set forth in Section 5.3(b).

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility and Participation. Persons eligible to participate in the Plan are limited to Employees from time to time selected by the Committee and who timely elect to participate in the Plan.

3.2 Duration. Any Employee who became a Participant shall continue to be a Participant as long as he is entitled to benefits hereunder.

3.3 Revocation of Future Participation. The Committee may revoke a Participant’s eligibility to elect to make future Compensation deferrals under the Plan. Such revocation shall be effective as of the first day of the next succeeding Plan Year, or Fiscal Year respecting bonus Compensation (including Performance-Based Compensation) and other applicable Compensation, but shall not affect in any manner a Participant’s Account Balance or his participation pursuant to other terms of the Plan.

3.4 Notification. A Participant shall be notified by the Committee, in writing, of his eligibility to participate in the Plan.

ARTICLE 4

BENEFITS, COMPENSATION REDUCTION AGREEMENTS, AND EARNINGS

4.1 Deferred Compensation Benefits. Each Participant shall be entitled to a deferred compensation benefit equal to his Account Balance, determined under and payable in accordance with this Article 4.

4.2 Payment of Benefits. A Participant’s Account Balance shall be payable in accordance with the date (or dates) elected by the Participant under Section 4.3 or subsequently elected under Section 4.4(b); provided, the provisions of Article 5 shall control the timing and form of payment of a Participant’s Account Balance, over the provisions of Section 4.3 or Section 4.4(b), upon the occurrence of an event set forth under Article 5.

4.3 Compensation Reduction Agreements.

(a) Elections. A Participant may elect to defer the payment of Compensation otherwise payable to the Participant for services rendered during a Plan Year (for salary) or a Fiscal Year (for bonuses) in accordance with the provisions of this Section 4.3. Such election shall be made in writing on a compensation reduction agreement in the form approved by the Committee, that is received and approved by the Committee (or its delegate) on or before the day in which such election becomes irrevocable, and shall designate:

(i) The amount to be deferred in whole percentages of Compensation or as a dollar amount (or both, if reconcilable);

(ii) The Form of Payment; and

(iii) The Deferral Period.

(b) Form of Payment. Each such election, the Participant shall designate a “Form of Payment” of deferred Compensation, together with the hypothetical investment return thereon, from one of:

(i) A lump sum payable at the end of the Deferral Period; or

(ii) A series of annual installments payable over a period of five, ten, fifteen or twenty years commencing within 60 days following the last day of the Deferral Period.

In the absence of a Participant designation of a Form of Payment, the Participant shall be deemed to have elected to receive such amount in a lump sum.

(c) Deferral Period. For each such election, the “Deferral Period” shall commence on the date such Compensation would have been payable but for such deferral election and shall end on the date designated by the Participant in his election from one of:

(i) the date of the Participant’s Separation from Service;

(ii) the first to occur of (1) the date of the Participant’s Separation from Service or (2) a fixed date of any one anniversary of the first through the tenth anniversary of the last day of the Plan Year in which such Compensation would have been payable but for the Participant’s deferral election; or

(iii) a fixed date of any one of the first, second or third anniversary of the date of the Participant’s Separation from Service.

In the absence of a Participant designation of a Deferral Period, the Participant shall be deemed to have elected a Deferral Period ending on the date of the Participant’s Separation from Service.

(d) Separate Elections of Salary and Bonuses. The Participant may enter into separate compensation reduction agreements respecting one or more of the deferral of the Participant’s salary payable for services rendered during a Plan Year and the deferral of the Participant’s annual bonus or other period bonus (including Performance-Based Compensation) earned for services rendered during the Fiscal Year ending during the Plan Year respecting such election. Salary deferrals shall be made in equal payroll installments for each payroll period during the Plan Year.

(e) Date Elections Become Irrevocable. Participants shall make such deferral elections not later than, and all such elections shall become irrevocable:

(i) Respecting salary deferral elections, on November 30 preceding the Plan Year in which services are to be rendered for which such Compensation is to be deferred.

(ii) Respecting annual bonus deferral elections, on May 31 of the Fiscal Year for which services are rendered for which such bonus-eligible Compensation relates; provided, any such election made after the November 30 immediately preceding the Fiscal Year for which services are to be rendered for which such bonus-eligible Compensation relates shall be void unless (1) the Participant continuously provides services to the Employer from the later of the first day of the Fiscal Year or the date the performance criteria are established under the applicable annual bonus plan for such Fiscal Year; (2) at the time of such election, the amount of the bonus has not become readily ascertainable; and (3) such annual bonus constitutes Performance-Based Compensation. For purposes of any election to defer payment of a bonus earned over a period other than annually over a Fiscal Year, references to the “Fiscal Year” shall mean such other applicable performance period and the reference to “May 31” shall mean the date that is six months prior to the last day of such performance period.

(iii) Notwithstanding the foregoing, an Employee who initially becomes eligible to participate after, or less than 30 days before, the day an election under Section 4.3(e)(i) or (ii) would become irrevocable may make an initial deferral election within 30 days after becoming a Participant with respect to Compensation (including salary and annual bonuses (including Performance-Based Compensation)) otherwise payable for services performed after the election is made.

(f) Payment. With respect to each Participant election under Section 4.3(a): (i) any elected lump sum payments shall be paid as soon as practicable after the last day of the calendar month in which the Deferral Period ends, but in no event later than the fifteenth day of the third month following the last day of the Deferral Period; and (ii) installment payments shall commence on the first anniversary of the last day of the calendar month in which the Deferral Period ends, but in no event later than the fifteenth day of the third month following the first anniversary of the last day of the Deferral Period, and each subsequent installment shall be payable on the applicable successive anniversary of the installment payment commencement date. The Participant shall have no authority (directly or indirectly) to designate which taxable year of the Participant such amount is paid. For each series of installment payments, the amount of each elected installment payment shall be equal to the sum of (1) the fraction, the numerator of which is the Compensation deferred under such installment series and the denominator of which is the number of installments so elected in such series, plus (2) the hypothetical investment return on those principal installments remaining to be paid in such series. For purposes of Section 409 A of the Code, each elected series of installment payments (representing a particular Plan Year’s or Fiscal Year’s Compensation deferrals, with the hypothetical investment return) shall be treated as a single payment.

4.4 Modification of Compensation Reduction Agreements. Section 4.3(e) to the contrary notwithstanding, a Participant may modify an election under Section 4.3 as provided in this Section 4.4.

(a) Cancellation of Deferral Election.

(i) A Participant may cancel a deferral election as a result of an Unforeseeable Emergency or in connection with a hardship distribution under the CLARCOR 401 (k) Plan or the CLARCOR Retirement Savings Plan.

(ii) A Participant may cancel a deferral election upon the occurrence of the Participant’s Disability if such cancellation occurs on or before the later of (1) last day of the taxable year of the Participant and (2) the fifteenth day of the third month following the date the Participant’s Disability occurred.

Any such cancellation shall apply to Compensation deferred after the date of cancellation but shall not cause any previous deferral to be paid to the Participant other than as provided under Section 4.2 (and the provisions of the Plan referenced therein).

(b) Subsequent Elections, After a Participant’s deferral election has become irrevocable pursuant to Section 4.3(e), the Participant may make a subsequent election to modify his compensation reduction agreement as to the Form of Payment (under Section 4.3{b)) or the date on which the Deferral Period ends (under Section 4.3(c)), provided such subsequent election:

(i) Shall not take effect until at least 12 months after the date on which such subsequent election is made;

(ii) Is made not less than 12 months before the date on which a lump sum payment is scheduled to occur or a series of installment payments to commence, respecting a modification of an elected fixed date for such payment (and not respecting a deferral election for payment, or installments to commence, only upon the occurrence of the Participant’s a Separation from Service); and

(iii) Provides that such lump sum payment or installment payment commencement date is further deferred for a period of not less than five years. Such further deferral shall not apply to any payment due upon the occurrence of (1) a Separation from Service due to death or Disability or (2) an Unforeseeable Emergency. A subsequent election as to the form or date of payment or commencement of a series of installment payments shall supersede only those preceding elections that are expressly referenced as superseded by such subsequent election.

4.5 Adjustments to Account Balances.

(a) Methodology. A Participant’s Account Balance shall initially be zero. Thereafter, from time to time, the Participant’s Account Balance shall be credited with amounts as and when deferred pursuant to compensation reduction agreements, debited with all payments to the Participant as and when made hereunder, and from time to time further credited or debited in an amount equal to the hypothetical investment return on such undistributed Account Balance. The Participant’s Account Balance shall be adjusted for the hypothetical investment return on the Account Balance through the last day of the calendar month preceding each payment until the Participant’s Account Balance is reduced to zero. Such adjustments shall be made by treating such Account Balance as if it had been actually invested during such period in one or more investments provided in this Section 4.6.

(b) Sub-Account Balances. Unless a Participant’s elections provide that the Account Balance shall be payable pursuant to a single Deferral Period ending date in a single Form of Payment, a separate sub-Account Balance shall be maintained with respect to each of the Participant’s compensation reduction agreements having a like Deferral Period ending date and a like Form of Payment, to accurately allocate the hypothetical investment return to the appropriate Deferral Period and Form of Payment. A Participant’s array of hypothetical investments, and the hypothetical investment return thereon, under this Section 4.5 shall from time to time be deemed proportionately allocated to, among and in accordance with the amount of all such sub-Account Balances.

(c) Hypothetical Investments; Elections. Adjustments of a Participant’s Account Balance shall be determined based on the hypothetical investment return (increases and decreases in the value of hypothetical shares, and hypothetical dividends and capital gain distributions thereon) on the hypothetical investment of each such separate investment fund. A Participant may elect to modify how deferrals are deemed to be hypothetically invested among the available hypothetical investment funds, in a manner prescribed by the Committee, not more than four (4) times per Plan Year, after which the Participant’s hypothetical investments under his Account Balance shall be reallocated accordingly. The Committee shall provide each Participant with a schedule of available hypothetical investments which may be designated by such Participant for purposes of determining the hypothetical adjustments to such Participant’s Account Balance. The available hypothetical investment funds on the Effective Date are set forth on the attached Schedule. The Committee (or its delegate) may, in its sole discretion, add new hypothetical funds or eliminate existing hypothetical funds to or from those listed on the Schedule, at which time the Schedule shall be modified accordingly, each Participant’s Account Balance shall be deemed reinvested accordingly, and each Participant shall be so advised. A Participant’s hypothetical investment election shall be used only to compute the hypothetical investment return credited or debited to the Participant’s Account Balance and shall not represent an interest in any particular investment or other property of the Company. The Company shall have no obligation to set aside or invest actual funds in respect of a Participant’s Account Balance or the hypothetical investment return thereon.

ARTICLE 5

PAYMENT ON SPECIAL CIRCUMSTANCES

Anything in Article 4 to the contrary notwithstanding:

5.1 Disability. A Participant’s Account Balance shall be payable in a lump sum upon the occurrence of the Participant’s Disability on a date before the date a lump sum payment otherwise would be due or installment payments scheduled to commence pursuant to the Participant’s election under Section 4.3.

5.2 Death.

(a) A Participant’s Account Balance shall be payable in a lump sum to the Participant’s Beneficiary upon the occurrence of the Participant’s death (regardless of whether installment payments had previously commenced), as soon as practicable after satisfactory proof of death is received by the Committee, but not later than the later of (i) the last day of the taxable year of the Participant in which, or (ii) the fifteenth day of the third month after, such death occurs.

(b) The Participant’s “Beneficiary” shall be (i) an individual, estate or trust designated by the Participant on a form approved by the Committee (or its delegate) or (ii) in the absence of such designation (including if the last surviving designated Beneficiary dies before the Participant) the Participant’s estate. The Participant may revoke or modify his designation of beneficiary at any time (or times) which shall be effective upon receipt of such revocation or a subsequent designation in writing by the Committee (or its delegate).

5.3 Withdrawal for Unforeseeable Emergency.

(a) Withdrawal. Prior to a Participant’s Separation from Service, the Participant may obtain a payment under the Plan if the Participant experiences an Unforeseeable Emergency. Such payment shall be in a lump sum and shall be limited to the amount required to alleviate such Unforeseeable Emergency. A payment to a Participant on account of an Unforeseeable Emergency shall not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets to the extent the liquidation of such assets would not cause severe financial hardship, or by cancellation of a deferral election under Section 4.4(a).

(b) Unforeseeable Emergency. An “Unforeseeable Emergency” is a severe financial hardship of the Participant resulting from any of (i) an illness or accident of the Participant, the Participant’s Spouse, beneficiary or dependent, (ii) a loss of the Participant’s property due to casualty or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all of which circumstances shall be interpreted within the meaning of Treasury Regulation Section 1.409A-3(i)(3)(i).

5.4 Change-in-Control. Upon the occurrence of a Change-in-Control, each Participant shall receive an immediate lump sum payment of the Participant’s Account Balance, which Account Balance shall be adjusted for the hypothetical investment return through the fifth business day preceding the date of such Change-in-Control, which payment shall be made upon the occurrence of the Change-in-Control or within fifteen days thereafter.

5.5 Delay in Payment to Specified Employees. Any payment due to a Participant upon the occurrence of a Separation from Service and who is a specified employee shall be delayed and paid in a lump sum as soon as practicable (but not later than the fifteenth day of the third calendar month) after the later of the date that is six months after the date of the Participant’s Separation from Service or the date of the death of the Participant after the Participant’s Separation from Service. For purposes hereof, whether the Participant is a “specified employee” shall be determined in accordance with the default provisions of Treasury Regulation Section 1.409A-l(i), with the “identification date” to be December 31 and the “effective date” to be the April 1 following the identification date.

5.6 Transition Rule Election. Anything in the Plan to the contrary notwithstanding, with respect to each Participant’s Account Balance determined as of December 31, 2008, the Participant may elect to receive payment of all or a portion of that Account Balance in any Form of Payment and over any Deferral Period (“Transition Rule Election”); provided, the Transition Rule Election shall not accelerate any payment into calendar 2008 that otherwise is payable in a calendar year after calendar 2008 and shall not postpone any payment that is or becomes payable during calendar 2008 into a calendar year after calendar 2008. Separate Transition Rule Elections may be made with respect to separate portions of the Participant’s December 31, 2008 Account Balance. The Transition Rule Election or Elections shall be in writing on a form approved by the Committee (or its delegate) and received by the Committee (or its delegate) not later than December 31, 2008.

ARTICLE 6

ADMINISTRATION

6.1 Plan Administration.

(a) Committee Administers; Delegation. This Plan shall be administered by the Committee, which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions including interpretations of the Plan, as may arise in connection with the Plan. The Committee may delegate to one or more officers of the Company the authority to administer the Plan in accordance with the terms hereof, provided that none of such officers shall exercise any discretion to determine the amount due, or the form or timing of the election to defer Compensation or the payment of amounts due under the Plan with respect to any one or more of such officers. By adoption of this amendment and restatement, the Committee has delegated such limited authority to the Chief Executive Officer, Chief Financial Officer and Chief Administrative Officer of the Company as a committee to act by a majority thereof. Subject to the foregoing, in the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it deems appropriate, and may from time to time consult with legal counsel who may be legal counsel to the Company.

(b) Claims.

(i) Any claims for benefits shall be submitted to the Committee (or its delegate). If any such claim is wholly or partially denied, the Committee shall notify the claimant in writing of its decision. The notification shall contain (1) specific reasons for the denial, (2) specific reference to pertinent Plan provisions, (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (4) information as to the steps to be taken to submit a request for review. Such notification shall be given within 90 days (45 days in the case of a claim of Disability) after the claim is received by the Committee (or within 180 days (75 days in the case of a claim of Disability), if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to the claimant within the initial 90-day period (45 days in the case of a claim of Disability)). If such notification is not given within such period, the claim shall be considered denied as of the last day of such period and the claimant may request a review of the claim.

(ii) Within 60 days after the date on which the claimant receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) (180 days in the case of a claim of Disability), the claimant (or the claimant’s duly authorized representative) may (1) file a written request with the Committee for a review of the denied claim and of pertinent documents and (2) submit written issues and comments to the Committee. The Committee shall notify the claimant of its decision in writing. Such notification shall be written in a manner calculated to be understood by the average person and shall contain specific reasons for the decision as well as specific referrals to pertinent Plan provisions. The decision on review shall be made within 60 days (45 days in the case of a claim of Disability) after the request for review is received by the Committee (or within 120 days (90 days in the case of a claim of Disability), if special circumstances require an extension of time for processing the request, such as an election by the Committee to hold a hearing, and if written notice of such extension and circumstances is given to you within the initial 60-day period (45 days in the case of a claim of Disability)). If the decision on review is not made within such period, the claim shall be considered denied.

(iii) References to the Committee under this claim procedure shall also refer to its delegates.

6.2 Deduction of Taxes from Amounts Payable. The Employer may deduct from the amount to be distributed under the Plan such amount as the Employer, in its sole discretion, deems proper for the payment of income, employment, death, succession, inheritance, or other taxes with respect to benefits under the Plan.

6.3 Indemnification. Each Employer shall indemnify and hold harmless each employee, officer, or director of an Employer to whom is delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including but not limited to reasonable attorney fees) which arise as a result of his actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by an Employer. Notwithstanding the foregoing, an Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

6.4 Expenses. The expenses of administering the Plan shall be paid by the Employer.

6.5 Binding Decisions or Actions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

ARTICLE 7

MISCELLANEOUS

7.1 Amendment; Termination.

(a) Amendment. The Board or the Committee (but not a delegate) may at any time amend the Plan in whole or in part. However, no amendment shall be effective to decrease or restrict any then existing Account Balance or to change the Company’s obligations under any then existing Beneficiary designation. Without limiting the foregoing, such amendment may freeze further eligibility and deferrals (which amendment may be effective as soon as permitted under Section 409A of the Code), but continue to credit and debit a hypothetical investment return (under Section 4.5) and pay Account Balances in accordance with the terms of Articles 4 and 5.

(b) Termination. The Committee (but not a delegate) or the Board may at any time terminate the Plan in its entirety, in which event all deferrals shall immediately cease, the Company shall complete a final accounting of all Account Balances and all Account Balances shall be distributed in a lump sum as soon as may be practicable but not later than the fifteenth day of the third month thereafter.

(c) 409A Controls. The foregoing to the contrary notwithstanding, no amendment or termination of the Plan shall accelerate the payment of any amount to a Participant or Beneficiary from the date on which such amount otherwise is payable hereunder except as permitted pursuant to Treasury Regulation Section L409A-3(j).

7.2 Unsecured General Creditor; Transfers in Trust.

(a) This Plan is unfunded and accordingly the Company’s (and each Employer’s) obligation under the Plan shall be that of an unsecured promise to pay money in the future. Benefits shall be paid from the Company’s (or other Employer’s) general assets and accordingly Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest or claims in any property or assets owned or which may be acquired by the Company (or any other Employer). Such assets of the Company (and each other Employer) shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security against the obligations of the Company under this Plan. The Company in its sole discretion may elect to provide for its liabilities under this Plan through a trust or funding vehicle; provided, the terms of any such trust or funding vehicle shall not alter the status of Participants and Beneficiaries as mere general unsecured creditors of the Company (and each other Employer) or otherwise cause the Plan to be funded or benefits taxable to Participants except upon actual receipt.

(b) Anything in the Plan or in any trust providing benefits under the Plan to the contrary notwithstanding, no asset of any such trust shall be located outside the United States of America. Anything in the Plan to the contrary notwithstanding, at no time shall any asset of the Company or any member of the Company’s controlled group (as defined at Section 2.19) be restricted, set aside, reserved or transferred in trust for the benefit of (a) any Participant under the Plan, as a result of a change in the financial health of the Company or any controlled group member or (b) an applicable covered employee (to the extent applicable under Section 409A(b)(3)(A)(i) of the Code) or other employee, that is a Participant under the Plan, at any time during a restricted period respecting any tax-qualified defined benefit plan sponsored by the Company or any other controlled group member (other than a multi-employer defined benefit plan for employees covered by a collective bargaining agreement with the Company or any controlled group member). For such purpose, “applicable covered employee” and “restricted period” shall have the meanings set forth in Section 409A(b)(3) of the Code.

7.3 Notice. Any notice or filing required or permitted to be given to the Committee (or its delegate) under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to:

If to the Company or any Employer:

CLARCOR Inc.
840 Crescent Centre Drive
Suite 600
Franklin, TN 37067
ATT: Chief Administrative Officer

If to the Participant or Beneficiary:

At the last known address on the personnel records of the Employer

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the third day after the date shown on the postmark on the receipt for registration or certification.

7.4 Incapacity. If the Committee (or its delegate) finds that any Participant or Beneficiary to whom an amount is payable under this Plan is unable to care for his affairs, any payment due (unless prior claim therefore shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Committee (and its delegates), to any person who is charged with the support of the Participant or Beneficiary. Any such payment shall be payment for the account of the Participant and shall be a complete discharge of any liability of the Company and each Employer under the Plan to the Participant or Beneficiary.

7.5 Nonassignabilitv. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof. The rights to all such amounts are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owned by Participants or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency, except as required by law.

7.6 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and a Participant, and a Participant shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge an employee at any time.

7.7 Miscellaneous. Use of the masculine, feminine and neuter pronouns in this Plan are intended to be interchangeable and use of the singular shall include the plural, unless the context clearly indicates otherwise. The captions of the articles and sections of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions. The use of the words “include,” “includes” and “including” shall be deemed to be followed by the words and punctuation, “without limitation,”. This Plan shall be governed by the laws of the United States and, to the extent not preempted thereby, the laws (other than its conflict of laws rules) of the State of Tennessee. The illegality or invalidity of any provision of this Plan shall not affect its remaining parts, but this Plan shall be construed and enforced without such illegal or invalid provisions. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporation or other business entity which shall, whether by merger, consolidation, purchase of assets, or otherwise, acquire all or substantially all of the business or assets of the Company, and successors of any such corporation or other business entity.

SCHEDULE

Pursuant to Section 4.5(c) of the Plan the available hypothetical investment funds are as follows:

Prime Money Market Fund
Intermediate-Term Treasury Fund
Intermediate-Term Investment-Grade Fund
Wellington Fund
500 Index Fund
Windsor II Fund
U S Growth Fund
Mid-Cap Index Fund
Small-Cap Index Fund
Explorer Fund
International Growth Fund
Target Retirement 2005 Fund
Target Retirement 2015 Fund
Target Retirement 2025 Fund
Target Retirement 2035 Fund
Target Retirement 2045 Fund
Target Retirement Income Fund